UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 7, 2016 (April 1, 2016)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

To the extent disclosure is required under this Item, the information disclosed in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2016, the Company filed with the Nevada Secretary of State a Certificate of Designation (the "Certificate of Designation") designating two million (2,000,000) shares of the ten million (10,000,000) authorized and undesignated shares of the Company's preferred stock, par value of $0.01 per share, as "Junior Participating Preferred Stock, Series D" ("Series D Preferred Stock"), to have the powers, designations, preferences, limitations, restrictions and relative rights as set forth in the Certificate of Designation.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached hereto as Exhibit 3.3 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

3.3 Certificate of Designation of Series D Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 7, 2016                                           Chembio Diagnostics, Inc.

By:    /s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer